As filed with the Securities and Exchange Commission on May 4, 2012.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Domtar Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	2621	20-5901152
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, Québec

Canada H3A 1L6

(514) 848-5555

(Address (including zip code) and telephone number (including area code) of Registrant’s principal executive offices)

Zygmunt Jablonski, Esq.

Senior Vice-President, Law and Corporate Affairs

395 de Maisonneuve Blvd. West

Montreal, Québec

Canada H3A 1L6

(514) 848-5555

(Name, address (including zip code) and telephone number (including area code) of agent for service)

Copies of Communications to:

Alan H. Paley, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE1

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	618,293 shares	$ 87.46	$ 54,075,905.78	$ 6,197.10

(1)	Represents the total number of shares of common stock, par value $0.01 per share, of Domtar Corporation, a Delaware corporation, offered in exchange for exchangeable shares of a special purpose Domtar Corporation subsidiary, Domtar (Canada) Paper Inc., as described in the prospectus filed as part of this registration statement.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sale prices of Domtar Corporation common stock on the New York Stock Exchange on May 2, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DOMTAR CORPORATION

618,293 Shares

Common Stock

Domtar Corporation will issue from time to time an aggregate of 618,293 shares of common stock in exchange for exchangeable shares (the “exchangeable shares”) of a special purpose Domtar Corporation subsidiary, Domtar (Canada) Paper Inc. (“Exchangeco”). Domtar will receive no cash proceeds from this offering. Exchangeco issued the exchangeable shares to certain eligible Canadian shareholders of Domtar Inc. who elected or were deemed to elect to receive the exchangeable shares in connection with the combination of Domtar Corporation with Domtar Inc. under a plan of arrangement in accordance with Section 192 of the Canada Business Corporation Act. These shareholders may exchange the exchangeable shares for shares of Domtar Corporation common stock on a one-for-one basis at any time that the registration statement of which this prospectus is a part is effective. The exchangeable shares may be redeemed by Exchangeco on a redemption date to be set by the board of directors of Exchangeco, which date cannot be prior to July 31, 2023, or earlier upon the occurrence of certain specified events.

Domtar Corporation common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “UFS”. On May 2, 2012, the last reported sale price of the common stock on the New York Stock Exchange was $88.04 per share, and the last reported sale price on the Toronto Stock Exchange was CDN$86.91 per share.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing involves risks. As you review this prospectus, you should carefully consider the matters described in “Risk factors” beginning on page 4.

The date of this prospectus is May 4, 2012.

i

About this prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, we may, from time to time over the next three years, issue up to 618,293 shares of our common stock in exchange for exchangeable shares of Exchangeco. This prospectus provides you with a description of the shares of common stock we will issue in any such exchange. You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information.” For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part. In this prospectus, “we,” “us,” “our” and “our company” refer to Domtar Corporation.

Helpful information

In this prospectus:

•	“CDN$” means Canadian dollar;

•	“Company” means Domtar Corporation and, unless the context otherwise requires, its subsidiaries;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“Exchangeco” means Domtar (Canada) Paper Inc., a British Columbia corporation and a subsidiary of the Company;

•	“exchangeable shares” means the exchangeable shares of Exchangeco;

•	“NYSE” means the New York Stock Exchange;

•	“Securities Act” means the Securities Act of 1933, as amended;

•	“U.S.” means United States;

•	“Weyerhaeuser” means Weyerhaeuser Company and, unless the context otherwise requires, its subsidiaries;

•

“Weyerhaeuser Fine Paper Business” means the fine paper and related businesses that were transferred by Weyerhaeuser to certain subsidiaries of the Company in exchange for a number of shares of Company common stock and $1.35 billion in cash; and

•	“$” or “dollar” means U.S. dollar.

Domtar Corporation

The following highlights certain information contained elsewhere in this prospectus and in documents incorporated herein by reference. It does not contain all the details concerning the exchange of exchangeable shares for shares of Company common stock, including information that may be important to you. You should carefully review this entire prospectus, including the section entitled “Risk Factors” and the consolidated historical and pro forma financial statements and accompanying notes contained herein, and the documents incorporated herein by reference. See “Where You Can Find More Information.”

The Company

We design, manufacture, market and distribute a wide variety of fiber-based products including communication papers, specialty and packaging papers and adult incontinence products. We are the largest integrated marketer and manufacturer of uncoated freesheet paper in North America for a variety of customers, including merchants, retail outlets, stationers, printers, publishers, converters and end-users. On September 1, 2011, we completed the acquisition of Attends Healthcare Inc. (“Attends”) and on March 1, 2012, we completed the acquisition of Attends Healthcare Limited (“Attends Europe”). Attends and Attends Europe are producers and suppliers of adult incontinence products. We also own and operate Ariva, an extensive network of strategically located paper and printing supplies distribution facilities. The foundation of our business is the efficient operation of pulp mills, converting fiber into papergrade, fluff and specialty pulp. The majority of this pulp is consumed internally to make communication and specialty papers with the balance being sold as market pulp.

The Company was incorporated on August 16, 2006 for the sole purpose of holding the Weyerhaeuser Fine Paper Business and consummating the combination of the Weyerhaeuser Fine Paper Business with Domtar Inc. (the “Transactions”). In connection with the Transactions, the Company and Domtar Inc. consummated a plan of arrangement in accordance with Section 192 of the Canada Business Corporation Act (the “Arrangement”). Pursuant to the Arrangement, former Domtar Inc. shareholders received, depending on eligibility and the making of certain elections, either shares of Company common stock or exchangeable shares of Exchangeco or a combination of both.

As a result of the Transactions, the Company became an independent public company owning both the Weyerhaeuser Fine Paper Business and Domtar Inc. The Company’s common stock trades on the NYSE and Toronto Stock Exchange under the symbol “UFS” and Exchangeco’s exchangeable shares trades on the Toronto Stock Exchange under the symbol “UFX”.

The Company’s executive head office is located at 395 de Maisonneuve Blvd. West, Montreal, QC, Canada H3A 1L6 and its telephone number is (514) 848-5555.

Exchangeable shares and special voting stock

The exchangeable shares of Exchangeco are intended to be substantially economically equivalent to shares of Company common stock. The rights, privileges, restrictions and conditions attaching to the exchangeable shares of Exchangeco and the related special Voting Stock are described herein under the headings “The Exchangeable Shares” and “Description of Company Capital Stock—Special Voting Stock” respectively, and in the terms of our plan of arrangement with Domtar Inc., which is included in the Transaction Agreement, which was filed with the SEC as an exhibit to the Company’s filing on Form 10 on January 26, 2007.

Risk factors

You should carefully consider each of the following risks and all of the other information contained in this prospectus and in the documents incorporated herein by reference. In addition to the other information in this prospectus and in the documents incorporated herein by reference, you should carefully consider the risk factors below and those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any of our subsequently filed quarterly or current reports. For more information, see “Where You Can Find More Information.”

Risks related to ownership of company common stock

The price of Company common stock may be volatile.

The market price of Company common stock may be influenced by many factors, some of which are beyond its control, including those described in our most recent Annual Report on Form 10-K, under “Risk Factors—Risks to the Industries and Businesses of the Company” and the following:

•	actual or anticipated fluctuations in the Company or its competitors’ operating results;

•	announcements by the Company and its competitors of new products, capacity changes, significant contracts, acquisitions or strategic investments;

•	the Company’s and its competitors’ growth rates;

•	the financial market and general economic conditions;

•	changes in stock market analyst recommendations regarding the Company, its competitors or the paper products industry generally, or lack of analyst coverage of its common stock;

•	sales of Company common stock by the Company’s executive officers, directors and significant stockholders or sales of substantial amounts of common stock; and

•	changes in accounting principles.

In addition, there has been significant volatility in the market price and trading volume of securities of companies operating in the paper products industry, which has often been unrelated to the operating performance of particular companies. Some companies that have had volatile market prices for their securities have had securities litigation brought against them. If litigation of this type is brought against the Company, it could result in substantial costs and would divert management’s attention and resources.

Delaware law and the Company’s charter documents may impede or discourage a takeover that you may consider favorable to the Company.

The anti-takeover provisions of the Delaware General Corporation Law impose various impediments on the ability of a third party to acquire control of the Company, even if a change in control would be beneficial to its stockholders. For example, the Company is afforded the protections of Section 203 of the Delaware General Corporation Law, which prevents it from engaging in a business combination with a person who acquires at least 15% of Company common stock for a period of three years from the date such person acquired such common stock, unless board or stockholder approval is obtained. See “Description of Company Capital Stock—Certain Anti-Takeover Provisions—Delaware Law.”

The Company’s certificate of incorporation and by-laws contain provisions that could make the acquisition of the Company by means of a tender offer, proxy contest or otherwise more difficult. For example, the Company’s certificate of incorporation authorizes the issuance of preferred stock and does not permit stockholder action by written consent, and the Company’s by-laws require advance notice of stockholder nominations and proposals. See “Description of Company Capital Stock—Certain Anti-Takeover Provisions—Certificate of Incorporation, By-Laws.”

These provisions could have the effect of delaying, deferring or preventing a change in control of the Company, discourage others from making tender offers for the Company’s shares, lower the market price of the Company’s stock or impede the ability of the Company’s stockholders to change the Company’s management, even if such changes would be beneficial to these stockholders.

Special note concerning forward-looking statements

This prospectus and other materials the Company has filed or will file with the SEC (as well as information included in the Company’s other written or oral statements) may contain forward-looking statements relating to trends in, or representing management’s beliefs about, Domtar Corporation’s future growth, results of operations, performance and business prospects and opportunities. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should” and similar expressions. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties and other factors that could cause actual results to differ materially from historical results or those anticipated. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if any occurs, what effect they will have on Domtar Corporation’s results of operations or financial condition. These factors include, but are not limited to:

•	conditions in the global capital and credit markets, and the economy generally, particularly in the U.S. and Canada;

•	continued decline in usage of fine paper products in our core North American market;

•	our ability to implement our business diversification initiatives, including strategic acquisitions;

•	product selling prices;

•	raw material prices, including wood fiber, chemical and energy;

•	performance of Domtar Corporation’s manufacturing operations, including unexpected maintenance requirements;

•	the level of competition from domestic and foreign producers;

•	the effect of, or change in, forestry, land use, environmental and other governmental regulations (including tax), and accounting regulations;

•	the effect of weather and the risk of loss from fires, floods, windstorms, hurricanes and other natural disasters;

•	transportation costs;

•	the loss of current customers or the inability to obtain new customers;

•	legal proceedings;

•	changes in asset valuations, including write downs of property, plant and equipment, inventory, accounts receivable or other assets for impairment or other reasons;

•	changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Canadian dollar;

•	the effect of timing of retirements and changes in the market price of Domtar Corporation’s common stock on charges for stock-based compensation;

•	performance of pension fund investments and related derivatives, if any; and

•	other risks that we identify in our most recent Annual Report on Form 10-K and our subsequently filed quarterly and current reports, each of which is incorporated herein by reference.

You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this prospectus. Unless specifically required by law, the Company assumes no obligation to update or revise these forward-looking statements to reflect new events or circumstances. You should also carefully review other reports that we file with the SEC, including our most recent Annual Report on Form 10-K and our subsequently filed quarterly and current reports, each of which is incorporated herein by reference.

Use of proceeds

Because the common stock will be issued upon exchange of the exchangeable shares, the Company will receive no cash proceeds from the offering.

Description of company capital stock

Authorized capital stock

The Company’s authorized capital consists of 2,000,000,000 shares of common stock, par value $0.01 per share, one share of special voting stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. All of the outstanding shares of Company common stock are validly issued, fully paid and non-assessable. Approximately 36,138,812 shares of Company common stock, one share of special voting and no shares of preferred stock are currently outstanding.

The following is a summary description of the Company’s capital stock. For more complete information you should read the Company’s certificate of incorporation and by-laws, which have been filed with the SEC. See “Where You Can Find More Information.”

Common stock

The holders of Company common stock are entitled to one vote for each share of common stock held of record on all matters on which stockholders generally are entitled to vote, except that, unless otherwise required by law, the holders of Company common stock are not entitled to vote on any amendment to the Company’s certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Company’s certificate of incorporation or pursuant to the Delaware General Corporation Law. Except as otherwise provided by law, the Company’s certificate of incorporation or any resolution adopted by the Company’s board of directors designating any series of preferred stock, holders of Company common stock will have the exclusive right to vote for the election of the members of the board of directors of the Company and for all other purposes.

Subject to the rights of any class or series of stock having a preference over the common stock as to dividends, the holders of Company common stock will be entitled to receive such dividends and other distributions in cash, stock or property as may be declared on the common stock by the Company’s board of directors at any time or from time to time out of any funds legally available therefor.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and subject to the rights of any class or series of stock having a preference over the common stock as to the distribution of assets upon liquidation, dissolution or winding up, the holders of shares of Company common stock will be entitled to receive all of the Company’s remaining assets available for distribution to the Company’s stockholders, ratably in proportion to the number of shares of common stock held by them.

The holders of Company common stock have no preemptive rights. The rights, preferences and privileges of holders of Company common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock.

The Company’s common stock is listed on the New York Stock Exchange and the Toronto Stock Exchange, in each case under the symbol “UFS”.

The transfer agent and registrar for the Company common stock is Computershare Trust Company, N.A.

Preferred stock

The Company may issue preferred stock from time to time in one or more series. The Company’s certificate of incorporation expressly authorizes its board of directors, without the approval of its stockholders, to provide, out of the unissued shares of preferred stock, for series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

Special voting stock

In connection with the Arrangement, the Company has issued to Computershare Trust Company of Canada (the “Trustee”) one share of special voting stock, par value $0.01 per share, to be held by the Trustee for the benefit of the holders of exchangeable shares of Exchangeco (other than the Company or an affiliate thereof) in accordance with the voting and exchange trust agreement. Pursuant to the Company’s certificate of incorporation, the holder of the share of special voting stock is entitled to vote on each matter on which holders of Company common stock or stockholders generally are entitled to vote, and the holder of the share of special voting stock is entitled to cast on each such matter a number of votes equal to the number of shares of Company common stock into which the exchangeable shares of Exchangeco outstanding on the record date for holders of shares of Company common stock entitled to vote on any such matter are then exchangeable (i) that are not owned by the Company or its affiliates and (ii) as to which the Trustee has timely received, as determined pursuant to the voting and exchange trust agreement, voting instructions from the holders of such exchangeable shares. The holder of the share of special voting stock and the holders of shares of Company common stock will vote together as one class for the election of directors and on all other matters submitted to a vote of stockholders.

The Trustee is not entitled to receive dividends or distributions in its capacity as holder or owner thereof. In the event of voluntary or involuntary liquidation, dissolution or winding up, the Trustee is entitled to receive out of the assets available for distribution to the stockholders, an amount equal to $0.01 before any distribution is made on Company common stock. After payment of the liquidation preference, the Trustee is not entitled to any further participation in any distribution of the Company’s assets.

At such time as no exchangeable shares of Exchangeco will be outstanding (other than shares of Exchangeco owned by the Company or an affiliate thereof), the share of special voting stock will automatically be redeemed and cancelled.

Certain anti-takeover provisions

Certificate of incorporation and by-laws

The Company’s certificate of incorporation and by-laws contain certain provisions that could make the acquisition of the Company by means of a tender offer, proxy contest or otherwise more difficult. The description of these provisions set forth below is intended as a summary only. For more complete information, see the Company’s certificate of incorporation and by-laws, which have been filed with the SEC

No stockholder action by written consent; special meetings

The Company’s certificate of incorporation provides that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing of such stockholders. Under the Company’s by-laws, special meetings may be called only by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total authorized number of directors that the Company would have if there were no vacancies or by the chairman of the board of directors. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Company’s board of directors or the chairman of the board of directors.

Advance notice of stockholder nominations and stockholder proposals

The Company’s by-laws establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before a meeting of the stockholders. The business to be conducted at an annual meeting will be limited to business brought before the meeting by, or at the direction of, the Company’s board of directors or by a stockholder who has properly given notice to the Company’s secretary of that stockholder’s intention to bring such business before such meeting.

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Company’s secretary not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting, provided that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the 90th calendar day prior to such annual meeting. In the event that less than 100 calendar days’ notice or prior public disclosure of the date of the meeting is given or made by the Company to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the calendar day on which such notice of the date of the annual meeting was mailed or such public announcement was made by the Company, whichever first occurs.

The notice of a stockholder must contain specified information, including, without limitation:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, under the Exchange Act;

•

as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf a nomination or proposal is made:

•	the name and address of record of such stockholder and of such beneficial owner,

•	the class and number of the Company’s shares which are owned beneficially and of record by such stockholder and such beneficial owner,

•

a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The advance notice provisions may preclude a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. Additionally, the advance notice provisions may deter a third party from conducting a solicitation for the election of its own slate of directors or for the approval of its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to the Company and its stockholders.

Preferred stock

The Company’s certificate of incorporation authorizes its board of directors, without the approval of the Company’s stockholders, to fix the designation, powers, preferences and rights of one or more series of preferred stock, which may be greater than those of the Company’s common stock. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the Company’s common stockholders.

Amendment of the certificate of incorporation

The Company’s certificate of incorporation provides that the affirmative vote of holders of record representing at least 75% of the voting power of all shares of capital stock then outstanding, voting together as a single class, is required to alter, amend or adopt any provision inconsistent with the provisions of the Company’s certificate of incorporation relating to:

•	stockholder action, including the inability of the Company’s stockholders to take action by written consent; and

•	the percentage of voting power required to adopt, alter, amend or repeal existing, or adopt new, by-laws.

These supermajority voting requirements have the effect of making any amendment by the stockholders of certain important provisions of the Company’s certificate of incorporation more difficult, even if a majority of the Company’s stockholders believes that the amendment would be in their best interest.

Delaware Law

Section 203 of the Delaware General Corporation Law applies to the Company. Section 203 provides that, subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder for a three-year period following the time that the stockholder becomes an interested stockholder unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•

subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

Pursuant to Section 203 of the Delaware General Corporation Law and subject to certain exceptions, an “interested stockholder” is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; and

•	the affiliates and associates of any person described in the preceding clause.

Under certain circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. It is anticipated that the provisions of Section 203 of the Delaware General Corporation Law may encourage persons interested in acquiring the Company to negotiate in advance with its board of directors, since those persons could avoid the stockholder approval requirement if a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

The exchangeable shares

The exchangeable shares of Exchangeco are intended to be substantially economic equivalent to shares of Company common stock. The rights, privileges, restrictions and conditions attaching to the exchangeable shares of Exchangeco include the following:

•

any holder of exchangeable shares of Exchangeco is entitled at any time following effectiveness of the registration statement of which this prospectus is a part to require Exchangeco to redeem any or all of the exchangeable shares registered in his/her name in exchange for one share of Company common stock for each exchangeable share presented and surrendered;

•

in the event the Company declares a dividend on its common stock, the holders of exchangeable shares of Exchangeco are entitled to receive from Exchangeco the same dividend, or an economically equivalent dividend, on their exchangeable shares;

•

the holders of the exchangeable shares of Exchangeco are not entitled to receive notice of or to attend any meeting of the shareholders of Exchangeco or to vote at any such meeting, except as required by law or as specifically provided in the exchangeable share conditions;

•

the exchangeable shares of Exchangeco may be redeemed by Exchangeco on a redemption date to be set by the board of directors of Exchangeco, which date cannot be prior to July 31, 2023 (or earlier upon the occurrence of certain specified events) in exchange for one share of Company common stock for each exchangeable share presented and surrendered by the holder thereof, together with all declared but unpaid dividends on each exchangeable share; and

•

the right of holders of exchangeable shares to require Exchangeco to redeem their exchangeable shares and the obligation of Exchangeco to redeem the exchangeable shares, both as described above, are subject to the overriding right of Domtar Pacific Papers ULC to purchase such shares for one share of Company common stock for each exchangeable share, together with all declared and unpaid dividends thereon.

The holders of exchangeable shares of Exchangeco are entitled to instruct the Trustee to vote the special voting stock as described above.

The exchangeable shares are listed on the Toronto Stock Exchanges under the symbol “UFX”.

On May 1, 2012, there were approximately 940 registered holders of the exchangeable shares of Exchangeco.

Additional information on the rights of holders of exchangeable shares, including exchange rights, is set out in the terms of our Plan of Arrangement with Domtar, which is included in the Transaction Agreement, which was filed with the SEC as an exhibit to the Company’s filing on Form 10 on January 26, 2007.

Plan of distribution

The common stock offered in this registration statement will be issued in exchange for exchangeable shares, and no broker, dealer or underwriter has been engaged in connection with this offering. The exchangeable shares were issued to certain eligible Canadian shareholders of Domtar who chose to receive the exchangeable shares in connection with the combination of the Weyerhaeuser Fine Paper Business and Domtar under a plan of arrangement in accordance with Section 192 of the Canada Business Corporation Act.

The Company’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “UFS”.

Legal matters

The validity of the shares of Company common stock offered hereby was passed upon for the Company by Debevoise & Plimpton LLP, New York, New York.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

The Company has filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part, to register with the SEC the shares of Company common stock to be delivered to holders of exchangeable shares who elect to exchange such shares for shares of Company common stock.

This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement, selected portions of which are omitted in accordance with the rules and regulations of the SEC. For further information pertaining to the Company, reference is made to the registration statement and its exhibits.

Statements contained in this prospectus as to the contents of any contract or other document referred to within this prospectus are not necessarily complete and reference is made to the copy of the applicable contract or other document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement in this prospectus regarding an agreement or other document is qualified in all respects by such agreement or other document.

You may read and copy all or any portion of the registration statement at the offices of the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a website, www.sec.gov, that contains reports, proxy and prospectus and other information regarding registrants, such as the Company, that file electronically with the SEC. The Company is subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference rooms and the SEC’s website. You can also find additional information about the Company at www.domtar.com.

The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. The Company will provide this information, at no charge, upon written or oral request. Requests for this information may be made in writing to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Québec, Canada H3A 1L6, or by telephone at (514) 848-5555.

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus. We incorporate by reference the following documents (or portions thereof):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012;

•	Our Current Reports on Form 8-K, filed with the SEC on January 26, 2012, February 23, 2012, March 1, 2012, March 16, 2012 and April 26, 2012;

•	The information responsive to Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, provided in our proxy statement filed with the SEC on March 30, 2012;

•	Our Current Report on Form 8-K, filed with the SEC on May 4, 2012 (which contains a description of the Company’s capital stock).

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until we sell all of the shares of common stock referred to herein.

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

This registration statement is filed to register the shares of Company common stock being offered to eligible holders of exchangeable shares of Exchangeco who may exchange such exchangeable shares for shares of Company common stock. All amounts below, other than the registration fee, are estimated and are subject to future contingencies.

Registration Fee	$6,197.10
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	5,000
Printing	3,500
Miscellaneous	—

Total	$54,697.10

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the registrants’ certificate of incorporation and by-laws.

Indemnification of Officers and Directors

The registrant is a Delaware corporation. Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the “DGCL,” permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of the Company contains such a provision.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Company’s certificate of incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL. The Company’s certificate of incorporation does not, however, require the Company to indemnify any person in a derivative action or suit initiated by any person unless the Company’s board of directors authorized such proceeding, subject to certain exceptions. The Company’s certificate of incorporation also provides that if a claim for indemnification or advancement is not paid in full by the Company within 30 calendar days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

Section 145(e) of the DGCL provides that expenses, including attorneys’ fees, incurred by an officer or director of a corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The Company’s certificate of incorporation provides that the Company may advance expenses to its directors and officers, provided however that, to the extent required by the DGCL, the payment of such expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

Section 145(g) of the DGCL specifically provides that a Delaware corporation has the power to purchase and maintain liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

The Company’s certificate of incorporation expressly provides that the Company may purchase insurance on behalf of its directors and officers to the fullest extent permitted by the DGCL. The Company maintains insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or its subsidiaries and affiliates against any such expense, liability or loss, whether or not it would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The foregoing summaries are necessarily subject to the complete text of the DGCL and the Company’s certificate of incorporation and bylaws, as amended to date.

Director Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors, including John D. Williams, who is also the Company’s President and Chief Executive Officer. Each indemnification agreement provides that the Company will indemnify and hold harmless the individual (the “Indemnitee”) to the fullest extent permitted by Delaware law against losses incurred by reason of the fact that the Indemnitee is a director, officer, employee or agent of the Company. In addition, the Company will advance to the Indemnitee certain expenses incurred by the Indemnitee in defending against an indemnifiable claim. The Indemnitee agrees to repay to the Company all amounts advanced to the Indemnitee by the Company if the Indemnitee is ultimately determined not to be entitled to indemnification in respect of such claim. The Company has entered into substantially similar indemnification agreements with each Board-appointed officer.

ITEM 16.	EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Debevoise & Plimpton LLP regarding the legality of the shares registered

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Québec, Canada, on May 1, 2012.

DOMTAR CORPORATION

By:	/S/ JOHN D. WILLIAMS

Name:	John D. Williams
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN D. WILLIAMS John D. Williams	President and Chief Executive Officer (Principal Executive Officer) and Director	May 1, 2012

/S/ DANIEL BURON Daniel Buron	Senior Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 1, 2012

* Harold H. MacKay	Director	May 1, 2012

* Jack C. Bingleman	Director	May 1, 2012

* Louis P. Gignac	Director	May 1, 2012

* Brian M. Levitt	Director	May 1, 2012

* David G. Maffuci	Director	May 1, 2012

* Robert J. Steacy	Director	May 1, 2012

* Pamela B. Strobel	Director	May 1, 2012

* Denis Turcotte	Director	May 1, 2012

*	Signed by Razvan Theodoru as attorney in fact.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Debevoise & Plimpton LLP regarding the legality of the shares registered

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney